UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2011

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

By press release dated February 17, 2011, the Company announced its preliminary financial results for the three months ended December 31, 2010. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measure: adjusted earnings per share (EPS). Adjusted EPS (defined as earnings per common share, excluding special, impairment, and Leslie asbestos and bankruptcy charges, net of tax) is provided because management believes this measurement is useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Adjusted EPS is not a measurement for financial performance under GAAP and should not be construed as a substitute for earnings per share. Adjusted EPS, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of adjusted EPS to the most directly comparable GAAP financial measure is provided in the reconciliation table within the body of the press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Preliminary Fourth-Quarter 2010 Results, Dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	CIRCOR INTERNATIONAL, INC.

/s/ Frederic M. Burditt
	By:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer

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